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Exhibit 23.1

Independent Accountants' Consent

The Board of Directors
Boston Private Financial Holdings, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registering of shares of Common Stock of Boston Private Financial Holdings, Inc. for the First State Bank of California (formerly known as Bank of Granada Hills) 1994 Stock Option Plan of our report dated January 16, 2003, except as to Note 22 (C), which is as of March 6, 2003, with respect to the consolidated balance sheets of Boston Private Financial Holdings, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the annual report on Form 10-K of Boston Private Financial Holdings, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 3, 2004

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  Exhibit 23.1
Independent Accountants' Consent